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                                                                  EXHIBIT 99.6


                 [RED LION INNS LIMITED PARTNERSHIP LETTERHEAD]

NEWS

FOR IMMEDIATE RELEASE
Contact:
Red Lion Inns Limited Partnership            Boykin Lodging Company
Anupam Narayan                               Raymond P. Heitland
Senior Vice President & Treasurer            Chief Financial Officer
Phone: (602) 681-3544                        Phone: (216) 241-6375

David Trumble                                Paul O'Neil
Director, Corporate Communications           Treasurer
Phone: (602) 220-6822                        Phone: (216) 241-6375


          BOYKIN LODGING COMPANY AND RED LION INNS LIMITED PARTNERSHIP
                    ANNOUNCE A DEFINITIVE AGREEMENT TO MERGE

     PHOENIX, December 30, 1997 -- Boykin Lodging Company (NYSE: BOY) has agreed to acquire Red Lion Inns Limited Partnership (AMEX: RED) and its subsidiary partnership in a transaction valued, including assumed liabilities, at approximately $272 million. With this acquisition, Boykin will acquire ten full-service Doubletree branded hotels managed by Doubletree. The transaction is conditioned upon the approval of Red Lion's unitholders and Boykin's stockholders and is expected to close in March 1998.
     Under the terms of the agreement, Boykin will pay approximately $35.3 million in cash and issue 3.1 million shares for all of the outstanding partnership interests in Red Lion's subsidiary partnership in a taxable transaction. Based upon Tuesday's closing price for Boykin's stock, the aggregate equity consideration equals $115.4 million, or $26.37 for each limited partner unit in Red Lion. The allocation of amounts between the general partner and the limited partners of Red Lion are based on a formula contained in the Red Lion partnership agreement. Because the number of shares of Boykin stock to be issued in the transaction is fixed, and because of the general partner's interest, the total value of the consideration to be received by the limited partners will be based upon the price of Boykin's stock at closing. The cash portion of the purchase price is expected to be funded with proceeds from Boykin Lodging's $150 million credit

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   410 NORTH 44TH STREET, SUITE 700 * PHOENIX, ARIZONA 85008 * (602) 220-6666
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facility and/or new senior debt secured by the Red Lion properties. Boykin
Lodging plans to invest $10 million in capital expenditures for renovation and improvement of the properties.
     Red Lion intends to pay its regularly scheduled distribution for the quarter ended December 31, 1997. The merger agreement also provides that Red Lion will pay a special distribution immediately prior to the closing of the transaction in an amount such that the special distribution plus the accrued dividend on the Boykin stock to be received by the unitholders will equal to Red Lion Inns existing distribution rate prorated to the closing.
     "We are very pleased to announce our plans to acquire Red Lion Inns Limited Partnership," said Robert W. Boykin, chairman, president and chief executive office of Boykin Lodging Company. "This acquisition represents a tremendous growth opportunity for us. The ten hotels that we are acquiring give us a powerful presence in strong and expanding commercial markets in growing western cities such as Seattle, Portland, Sacramento, Boise, Colorado Springs and Omaha. We believe that the hotels will benefit significantly from Doubletree's superior management team, sales and marketing capabilities, and national brand recognition. Looking forward to 1998, we expect this transaction to be accretive to our Funds From Operations as these properties as the reflagging hits stride and REVPAR grows."
     "This transaction is mutually beneficial to both of our companies," said Richard M. Kelleher, president of Red Lion Properties, Inc., the general partner of Red Lion Inns Limited Partnership. "The special committee of the general partner board evaluated several proposals for the sale of the assets of the Red Lion Inns Limited Partnership and has presented us with an opportunity that maximizes value for our unitholders."
     Mr. Boykin continued, "In addition to adding ten very strong, profitable full-service hotels to our portfolio, this acquisition represents an opportunity for us to develop a meaningful strategic relationship with Promus Hotel Corporation, one of the nation's largest and most respected lodging companies. The company owns, operates or franchises more than 1,200 hotels, with approximately 177,000 rooms throughout the United States, Canada, Mexico and Latin America. It is the franchisor and operator of the Doubletree Hotels and Guest Suites, Embassy

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Suites, Homewood Suites, Club Hotels by Doubletree, Hampton Inn, Hampton Inn &
Suites, Embassy Vacation Resorts and Hampton Vacation Resorts brands. We look forward to working with the company to maximize the profitability of our newest hotels and pursuing opportunities that will enhance our portfolio of Doubletree branded properties."

     In May 1997, Red Lion Properties, Inc. created a special committee to evaluate strategic alternatives in light of the upcoming changes in the Red Lion Inns tax status as a master limited partnership effective January 1, 1998. In July 1997, the special committee recommended a sale of Red Lion Inns, and was authorized to pursue a sale. The special committee and the Board of Directors of Red Lion Properties have both unanimously approved the sale, and have recommended adoption and approval of the sale by Red Lion Inns' unitholders.

     Red Lion's hotel portfolio comprises ten upscale, full-service hotel properties that range in size from 208 rooms to 476 rooms and contain a total of 3,062 rooms. The hotels, which operated as "Red Lion Hotels" or "Red Lion Inns," were reflagged in June 1997 to operate as "Doubletree Hotels." They are located in growing commercial markets in Portland, Oregon (476 rooms at Lloyd Center and 235 rooms downtown), Springfield, Oregon (234 rooms), Sacramento, California (448 rooms), Boise, Idaho (304 rooms), Spokane Valley, Washington (237 rooms), Bellevue, Washington (208 rooms), Yakima, Washington (208 rooms), Colorado Springs, Colorado (299 rooms), and Omaha, Nebraska (413 rooms). The hotels are situated in major traffic arteries that are near airports, commercial centers and tourist sites. Each of the hotels offers full-service accommodations, including meeting space, lounges, and banquet facilities, and most have at least two restaurants. The hotels typically offer valet service, swimming pools, health and fitness centers, concierge services, business centers and complimentary airport shuttle services.

     Boykin Lodging Company is a multi-tenant real estate investment trust which focuses on the ownership of full-service, premium-branded commercial and resort hotels. Boykin Lodging currently owns 17 commercial and resort properties containing 4,566 rooms, located in California, Florida, Indiana, New York, North Carolina, Minnesota, Maryland, Missouri and Ohio.




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        Red Lion Inns Limited Partnership is the owner of ten hotels managed by
Doubletree as part of the Doubletree system of 258 hotels.

        Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, such as those concerning future financial performance and growth, are forward looking statements that are subject to change based on various factors which may be beyond Boykin's control. Accordingly, the future performance and financial results may differ materially from those expressed or implied in any such forward looking statements. Such factors include, but are not limited to, those described in Red Lion's filings with the Securities and Exchange Commission, as well as various factors related to the transaction described in this release.

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